U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 19, 2003


                          London Pacific Group Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                    0-21874
                            (Commission File Number)

   Jersey (Channel Islands) U.K.                       Not applicable
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
        of Incorporation)

                                  Minden House
                                 6 Minden Place
                                   St. Helier
                                     Jersey
                                 Channel Islands
                                    JE2 4WQ
                            Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)

                                       N/A
             (Former Name or Address, if Changed Since Last Report)

Item 5.  Other Events
         ------------

The Registrant today announced the following:


FOR IMMEDIATE RELEASE                                             March 19, 2003


                          London Pacific Group Limited

                          Preliminary Financial Results
                               For the Year Ended
                                December 31, 2002



London,  March 19, 2003 - London Pacific Group Limited  (OTCBB:  LDPGY,  London:
LPG) (the "Group") today reported a consolidated net loss for the 12 months ended December 31, 2002 of $205.5 million, or $4.05 per diluted share and $40.49 per diluted ADR, compared with a net loss of $344.8 million, or $6.76 per diluted share and $67.62 per diluted ADR, for the same period in 2001. The consolidated net loss from continuing operations for 2002 was $62.2 million, or $1.23 per diluted share and $12.26 per diluted ADR, compared with a net loss from continuing operations of $224.0 million, or $4.39 per diluted share and $43.94 per diluted ADR, for 2001. ADR amounts have been restated to reflect the one-for-ten reverse split in June 2002. No dividends will be paid on the outstanding shares and ADRs for 2002.

The Group recognized a $38.5 million loss in 2002 resulting from the impairment of its investment in U.S. based London Pacific Life & Annuity Company ("LPLA"). The loss was due to the decline in the level of LPLA's capital after continuing bond and equity losses in poor market conditions, which resulted in the North Carolina Department of Insurance taking control of LPLA in early August. The Group no longer includes LPLA's financial results in its consolidated financial statements and prior year results have been deconsolidated. LPLA's after-tax loss for the first half of 2002 was $104.8 million and has been included in the Group's loss on discontinued operations for the year.

The Group recognized other realized and unrealized investment losses of $44.0 million for 2002 due primarily to a continued decline in the value of the Group's investments in listed and private technology companies.

As of December 31, 2002, the book value per share and book value per ADR were $0.42 and $4.23, respectively. These book value per share and ADR computations exclude the number of shares held by the employee benefit trusts and the related cost of those shares.

Assets under management, consulting or administration totaled approximately $3.2 billion at December 31, 2002. After excluding LPLA's assets at December 31, 2001, assets under management, consulting or administration fell by approximately $0.5 billion between December 31, 2001 and December 31, 2002, due primarily to the impact of falling stock prices on asset values.

London Pacific Assurance Limited ("LPAL"), the Group's Jersey, Channel Islands based insurance company, continued to serve its policyholders. Poor market conditions resulted in aggregate realized and unrealized losses of $16.6 million for LPAL during 2002. LPAL discontinued the issuance of new policies during the summer to preserve capital. The impact of the problems at LPLA resulted in a substantial increase in surrender activity, which reduced the level of capital required to support the remaining liabilities. To date, the capital base is sufficient to support liabilities. Policyholder liabilities amounted to $35.4 million at December 31, 2002, compared to $131.8 million at the end of the prior year. At December 31, 2002, LPAL's corporate bonds, cash, accrued interest and amounts due from brokers amounted to $35.4 million, quoted equities were $8.9 million and the book value of private equities was $7.2 million.

London Pacific Advisors ("LPA") provides an extensive range of online investment services to financial institutions and investment advisors in the U.S. LPA's pre-tax loss increased to $4.2 million during the year ended December 31, 2002 compared to $3.6 million for the same period in 2001. Net revenues decreased during the year due to a fall in assets under management or administration in declining stock markets. Market declines were partially offset by the addition of assets from new institutional clients. LPA has partnerships with or provides services to a number of major U.S. institutions including First Mercantile Trust Co., H&R Block Financial Advisors, Harris Investor Services, ORBA(R) Financial Management, SunGard Wealth Management Services, Union Planters Investment Advisors and Wells Fargo & Co. LPA has also developed a relationship with and is in the process of rolling out a platform to Lincoln Financial Advisors.


Berkeley Capital Management ("BCM") is the Group's U.S. asset management subsidiary. BCM's pre-tax income fell to $0.3 million during the year ended December 31, 2002 compared to $0.5 million for the same period in 2001. BCM's principal business is the management of wrap program assets for the clients of major brokerage firms. The number of customer wrap accounts increased by 3% in 2002, but revenues fell due to market declines as well as the impact of the loss of the management contract of LPLA's bond portfolio. BCM's core investment style, Dividend Equity (formerly named Income Equity), focuses on companies in the S&P universe with high relative yields and is designed to produce superior returns with below average volatility. The growth in customer accounts in a difficult environment has been due to BCM's long-term track record in the wrap market and the demand for this investment style in current market conditions.

On March 10, 2003, the Group announced that it had entered into a definitive agreement to sell substantially all of the business and operations of BCM to a company majority-owned by funds under the management of Putnam Lovell NBF
Private Equity. The agreement is subject to certain conditions, including receipt of sufficient consents from clients of BCM to the assignment of their investment management contracts to the acquiror. The purchase price consists of $7.75 million in cash to be paid at closing subject to certain adjustments; and a further $1.0 million cash installment to be paid on December 31, 2003 subject to certain adjustments. In addition, up to $1.25 million of earn-out payments will be paid by the buyer to the Group ratably over the four quarters of 2004 if revenues received in 2003 from a new product planned for launch by BCM in 2003 exceed certain defined targets. The definitive agreement is binding on both companies and is subject to regulatory approvals and other conditions. As of December 31, 2002, BCM's assets under management were approximately $1.2 billion.

Berkeley International Capital Corporation ("BICC") arranges private equity placements into rapidly growing technology companies. Placement and management activity fell significantly in 2002 due to depressed conditions and the loss of management control at LPLA. The most significant public technology stocks held by Group operating companies at the end of the year were Packeteer (1,662,069 shares valued at $11.4 million) and New Focus (650,000 shares valued at $2.5 million). Some of these equity positions were sold after the end of the year to reduce the Group's bank loan and to reduce the equity risk in LPAL. The remaining significant equity holding in the Group at February 28, 2003 was Packeteer (1,362,069 shares valued at $12.3 million).

The Group entered into a revised bank facility with Bank of Scotland in December 2002 following the breach of certain financial covenants at the end of the second and third quarters of 2002. The revised bank facility requires the Group to repay all outstanding amounts under the facility during 2003. In 2002, the Group repaid $30.0 million to the bank in permanent reduction of the facility down to $20.0 million, which includes $10.6 million in the form of guarantees provided on behalf of former investee companies. These guarantees are reflected in the liabilities of the Group and other-than-temporary impairments on the investments are reflected against the potential amounts recoverable from the investee companies. The Group is considering various strategic options to raise cash to repay the loan as well as utilizing its liquid resources. Subsequent to December 31, 2002, the bank facility has been reduced to $15.2 million by applying proceeds from sales of listed equities. The net proceeds from the sale of BCM will be used to reduce the facility further.

Venture capital is the foundation of the company. Over the past 23 years, BICC arranged over $1.9 billion of placements in the private capital markets on behalf of Group companies and clients. These placements included investments in America Online, Oracle Corporation, Cadence Design Systems, Inc., Cypress Semiconductor, Inc. and Packeteer, Inc. The market environment for venture capital has been very weak but there will be opportunities in future. The Group will be seeking shareholder approval to change its name back to Berkeley Technology Limited, which was the name of the Group in 1985 when it first became a public company on the London Stock Exchange.

                                      *****

Statements contained herein which are not historical facts are forward-looking statements that involve a number of risks and uncertainties that could cause the actual results of the future events described in such forward-looking statements to differ materially from those anticipated in such forward-looking statements. Factors that could cause or contribute to deviations from the forward-looking statements include, but are not limited to, (i) variations in demand for the Group's products and services, (ii) the success of new products and services provided by the Group, (iii) significant changes in net cash flows in or out of the Group's businesses, (iv) fluctuations in the performance of debt and equity markets worldwide, (v) the enactment of adverse state, federal or foreign regulation or changes in government policy or regulation (including accounting standards) affecting the Group's operations, (vi) the effect of economic conditions and interest rates in the U.S., the U.K. or internationally, (vii) the ability of the Group's subsidiaries to compete in their respective businesses, (viii) the ability of the Group to attract and retain key personnel, and (ix) actions by governmental authorities that regulate the Group's businesses, including insurance commissions. The Group undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.


Please address any inquiries to:

Ian Whitehead                   Jersey           (0)1534 607700
Chief Financial Officer
London Pacific Group Limited


The Group's 2002 annual report will be sent to shareholders during April. Copies of this report may be obtained from the Company Secretary at the registered office in Jersey, Channel Islands.

Form 10-K for the year ended December 31, 2002

A copy of the above document will be submitted to the U.K. Listing Authority by March 21, 2003, and will be available for inspection at the U.K. Listing Authority's Document Viewing Facility, which is situated at:

Financial Services Authority
25 The North Colonnade
Canary Wharf
London
E14 5HS

Tel: 020 7676 1000

London Pacific Group Limited
Consolidated Statements of Income (Preliminary)
Under U.S. GAAP
In thousands, except per share and ADS amounts

                                                                          Years Ended December 31,
                                                                 ----------------------------------------
                                                                     2002         2001(1)      2000(1)
                                                                 ------------  ------------  ------------
Continuing operations:

Revenues:
Investment income                                                 $     6,647   $     8,264   $     3,813
Insurance policy charges (credits)                                      1,155            (7)            -
Financial advisory services, asset management and other fee
    income (2)                                                         24,309        35,269        40,140
Net realized investment gains (losses)                                (21,507)       18,507       153,681
Change in net unrealized investment gains and losses on trading
securities                                                            (22,483)     (230,981)      (79,091)
                                                                 ------------  ------------  ------------
                                                                      (11,879)     (168,948)      118,543
Expenses:
Interest credited on insurance policyholder accounts                    6,031         6,314         1,201
Amortization of deferred policy acquisition costs                       2,952           932           115
Operating expenses                                                     35,841        44,676        50,056
Goodwill amortization and write-offs                                      396           221           248
Interest expense                                                        1,033         2,306           727
                                                                 ------------  ------------  ------------
                                                                       46,253        54,449        52,347
                                                                 ------------  ------------  ------------
Income (loss) from continuing operations before income taxes          (58,132)     (223,397)       66,196

Income tax expense                                                      4,078           648           201
                                                                 ------------  ------------  ------------
Income (loss) from continuing operations                              (62,210)     (224,045)       65,995

Discontinued operations:
Loss from discontinued operations, net of income
    tax benefit of $7,730, $57,091 and $17,648, respectively         (104,762)     (120,739)      (33,538)
Loss on disposal of discontinued operations, net of income
    tax benefit of $0                                                 (38,532)            -             -
                                                                 ------------  ------------  ------------
Loss on discontinued operations                                      (143,294)     (120,739)      (33,538)
                                                                 ------------  ------------  ------------

Net income (loss)                                                   $(205,504)    $(344,784)   $   32,457
                                                                 ------------  ------------  ------------
                                                                 ------------  ------------  ------------

(1)    Reclassifications have been made related to discontinued operations.

(2) Includes amounts of $3,632, $11,831 and $10,240 for revenues earned from entities included in discontinued operations for the years ended December 31, 2002, 2001 and 2000.

London Pacific Group Limited
Consolidated Statements of Income (Preliminary) (Continued)
Under U.S. GAAP
In thousands, except per share and ADS amounts

                                                                          Years Ended December 31,
                                                                 ----------------------------------------
                                                                     2002         2001(1)      2000(1)
                                                                 ------------  ------------  ------------

Basic earnings (loss) per share and ADS(2):
Basic earnings (loss) per share:

Continuing operations                                             $     (1.23)  $     (4.39)   $     1.30
Discontinued operations                                                 (2.82)        (2.37)        (0.66)
                                                                 ------------  ------------  ------------
                                                                  $     (4.05   $     (6.76)   $     0.64
                                                                 ------------  ------------  ------------

Basic earnings (loss) per ADS(2):
Continuing operations                                             $    (12.26)  $    (43.94)  $     12.99
Discontinued operations                                                (28.23)       (23.68)        (6.60)
                                                                 ------------  ------------  ------------
                                                                  $    (40.49)  $    (67.62)  $      6.39
                                                                 ------------  ------------  ------------
                                                                 ------------  ------------  ------------

Diluted earnings (loss) per share and ADS(2):
Diluted earnings (loss) per share:
Continuing operations                                             $     (1.23)  $     (4.39)  $      1.09
Discontinued operations                                                 (2.82)        (2.37)        (0.55)
                                                                 ------------  ------------  ------------

                                                                  $     (4.05)  $     (6.76)  $      0.54
                                                                 ------------  ------------  ------------
                                                                 ------------  ------------  ------------

Diluted earnings (loss) per ADS(2):
Continuing operations                                             $    (12.26)  $    (43.94)  $     10.87
Discontinued operations                                                (28.23)       (23.68)        (5.52)
                                                                 ------------  ------------  ------------

                                                                  $    (40.49)  $    (67.62)  $      5.35
                                                                 ------------  ------------  ------------
                                                                 ------------  ------------  ------------

(1)  Reclassifications have been made related to discontinued operations.

(2)  ADS amounts have been restated to reflect the one-for-ten reverse split in June 2002.

London Pacific Group Limited
Consolidated Balance Sheets (Preliminary)
Under U.S. GAAP
In thousands, except share amounts

                                                                                       December 31,
                                                                               --------------------------
                                                                                   2002        2001(1)
                                                                               ------------  ------------
                                 ASSETS

Investments, (principally of life insurance subsidiary):
  Fixed maturities:
    Available-for-sale, at fair value (amortized cost: $30,481 and
      $116,853  as of December 31, 2002 and 2001, respectively)                 $    30,335   $   117,701
    Held-to-maturity, at amortized cost (fair value: $0 and $871
      as of December 31, 2002 and 2001, respectively)                                     -           871
  Equity securities:
    Trading, at fair value (cost: $26,785 and $64,175 as of December 31,
      2002 and 2001, respectively)                                                   16,505        67,617
    Available-for-sale, at fair value (cost: $8,983 and $17,297 as
      of December 31, 2002 and 2001, respectively)                                    7,233        15,303

                                                                               ------------  ------------
Total investments                                                                    54,073       201,492

Cash and cash equivalents                                                            16,272        61,317
Accrued investment income                                                               900         3,214
Deferred policy acquisition costs                                                         -         3,113
Property and equipment, net                                                           3,301         4,168
Goodwill                                                                              2,568         2,964
Other assets                                                                          3,099         8,350
Total assets of discontinued operations                                                   -     2,254,508
                                                                               ------------  ------------
Total assets                                                                    $    80,213   $ 2,539,126
                                                                               ------------  ------------
                                                                               ------------  ------------

                  LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Life insurance policy liabilities                                               $    35,441   $   131,831
Notes payable                                                                         9,314        36,874
Accounts payable and accruals                                                         3,382        12,786
Guarantees under bank facility                                                       10,590             -
Total liabilities of discontinued operations                                              -     2,135,982
                                                                               ------------  ------------
Total liabilities                                                                    58,727     2,317,473
                                                                               ------------  ------------
Commitments and contingencies

Shareholders' equity:
Ordinary shares, $0.05 par value per share: 86,400,000 shares authorized;
  64,439,073 shares issued and outstanding as
  of December 31, 2002 and 2001                                                       3,222         3,222
Additional paid-in capital                                                           68,394        68,346
Retained earnings                                                                    16,054       223,590
Employee benefit trusts, at cost (13,684,881 and 13,698,181 shares as of
  December 31, 2002 and 2001, respectively)                                         (63,571)      (63,599)
Accumulated other comprehensive loss                                                 (2,613)       (9,906)
                                                                               ------------  ------------
Total shareholders' equity                                                           21,486       221,653
                                                                               ------------  ------------
Total liabilities and shareholders' equity                                      $    80,213   $ 2,539,126
                                                                               ------------  ------------
                                                                               ------------  ------------

(1)  Reclassifications have been made related to discontinued operations.

London Pacific Group Limited
Consolidated Statements of Cash Flows (Preliminary)
Under U.S. GAAP
In thousands

                                                                          Years Ended December 31,
                                                                 ----------------------------------------
                                                                     2002         2001(1)      2000(1)
                                                                 ------------  ------------  ------------

Cash flows from continuing operating activities:
Net income (loss)                                                 $   (62,210)  $  (224,045)  $    65,995

Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
Loss on disposal of tangible assets                                       245             -             -
Depreciation and amortization                                           1,734         1,332           808
Amortization of deferred policy acquisition costs                       2,952           932           115
Deferred income tax expense (benefit)                                   5,537        (1,066)          124
Interest credited on insurance policyholder accounts                    6,031         6,314         1,200
Net realized investment losses (gains)                                 21,507       (18,507)     (153,681)
Change in net unrealized investment gains and losses on
  trading securities                                                   22,483       230,981        79,091
Net amortization of investment premiums and discounts                     289           311            81
Stock based employee compensation expense                                   -           530         2,943

Net changes in operating assets and liabilities:
  Trading equity securities                                            32,623       (92,558)      119,509
  Accrued investment income                                             2,314        (1,284)       (1,738)
  Deferred policy acquisition costs                                      (250)       (2,142)       (1,505)
  Other assets                                                            848         3,209         3,581
  Life insurance policy liabilities                                         4           175           389
  Accounts payable, accruals and other liabilities                     (3,689)       (7,929)      (16,837)
  Income taxes payable                                                 (2,846)          145          (718)

Other operating cash flows                                               (471)        1,349         1,149
                                                                 ------------  ------------  ------------
Net cash provided by (used in) continuing operations                   27,101      (102,253)      100,506
                                                                 ------------  ------------  ------------.
Write-off of doubtful receivables from discontinued operations        (15,614)            -             -
Capital paid in to discontinued operations                                  -       (48,377)       (4,335)
Amounts due from discontinued operations                               (2,798)       22,011       (20,322)
                                                                 ------------  ------------  ------------
Net cash used in discontinued operations                              (18,412)      (26,366)      (24,657)
                                                                 ------------  ------------  ------------
Net cash provided by (used in) operating activites                      8,689      (128,619)       75,849
                                                                 ------------  ------------  ------------
Cash flows from investing activities:
Purchases of held-to-maturity fixed maturity securities                (2,828)       (1,959)       (1,913)
Purchases of available-for-sale fixed maturity securities              (7,447)      (80,190)      (48,509)
Purchases of available-for-sale equity securities                           -       (16,000)     (106,055)
Proceeds from redemption of held-to-maturity fixed maturity
  securities                                                                -         1,733         6,317
Proceeds from sale of available-for-sale fixed maturity
  securities                                                           96,884         3,664           962
Proceeds from sale of available-for-sale equity securities                  -       149,358        56,635
Capital expenditures                                                     (712)       (1,033)       (3,392)
Other cash flows from investing activities                                  -             -         3,110
                                                                 ------------  ------------  ------------
Net cash provided by (used in) investing activities                    85,897        55,573       (92,845)
                                                                 ------------  ------------  ------------

London Pacific Group Limited
Consolidated Statements of Cash Flows (Preliminary)
(Continued)
Under U.S. GAAP
In thousands

                                                                          Years Ended December 31,
                                                                 ----------------------------------------
                                                                     2002         2001(1)      2000(1)
                                                                 ------------  ------------  ------------

Cash flows from financing activities:
Insurance policyholder contract deposits                                6,827        74,368        52,838
Insurance policyholder benefits paid                                 (117,063)       (2,999)         (336)
Issuance of Ordinary Shares                                                 -             3             -
Purchases of Ordinary Shares by the employee benefit trusts                 -        (6,005)      (12,712)
Proceeds from disposal of shares by the employee benefit trusts            43           440         8,407
Dividends paid                                                         (2,032)      (11,802)      (11,625)
Proceeds from issuance of notes payable                                 2,440             -        35,000
Repayments of notes payable                                           (30,000)            -          (593)
                                                                 ------------  ------------  ------------
Net cash provided by (used in) financing activities                  (139,785)       54,005        70,979
                                                                 ------------  ------------  ------------.

Net increase (decrease) in cash and cash equivalents                  (45,199)      (19,041)       53,983
Cash and cash equivalents at beginning of year(1)                      61,317        80,395        26,795
Foreign currency translation adjustment                                   154           (37)         (383)
                                                                 ------------  ------------  ------------
Cash and cash equivalents at end of year(1)                       $    16,272     $  61,317     $  80,395
                                                                 ------------  ------------  ------------
                                                                 ------------  ------------  ------------

(1)  Amounts reflect continuing operations only.